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As filed with the Securities and Exchange Commission on July 25, 2017

No. 333-219157

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

EXELA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1347291 (I.R.S. Employer Identification No. )

2701 Grauwyler Rd.
Irving, TX 75061
(214) 740-6500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jim Reynolds, Chief Financial Officer
Exela Technologies, Inc.
2701 Grauwyler Rd.
Irving, TX 75061
(214) 740-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, Esq.
David A. Curtiss, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

           Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐ Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Shares of Common Stock, $0.0001 par value per share	25,533,571	$9.99(3)	$255,080,375(2)	$29,564(5)

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Includes (i) 8,033,571 shares of Common Stock registered for resale by the Selling Stockholders named in this registration statement and (ii) 17,500,000 shares of Common Stock issuable upon the exercise of warrants issued in the registrant's initial public offering.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market ("Nasdaq") on June 28, 2017.

(4)
Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001159.

(5)
Previously paid.

 EXPLANATORY NOTE

        The sole purpose of this Amendment No. 3 to Registration Statement on Form S-3 is to correct the title of Ronald Cogburn, Chief Executive Officer of Exela Technologies, Inc. No change is made to Part I or Items 13, 14, 15, 16 or 17 of Part II of the registration statement and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note and the signature page of the registration statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on July 25, 2017.

EXELA TECHNOLOGIES, INC.
By:	/s/ RONALD COGBURN Ronald Cogburn Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on July 25, 2017 in the capacities indicated.

Name	Title

/s/ RONALD COGBURN Ronald Cogburn	Chief Executive Officer (Principal Executive Officer) and Director
* Jim Reynolds	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director
* Joshua M. Black	Director
* Matthew Nord	Director
* John H. Rexford	Director

*By:	/s/ RONALD COGBURN Ronald Cogburn Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement
2.1	(1)
		Business Combination Agreement, dated as of February 21, 2017, by and among Quinpario Acquisition Corp. 2, Quinpario Merger Sub I, Inc., Quinpario Merger Sub II, Inc., Novitex Holdings, Inc., SourceHOV Holdings, Inc., Novitex Parent, L.P, HOVS LLC and Handson Fund 4 I, LLC
2.2	(2)	Modification Agreement, dated as of June 15, 2017.
4.1	(3)	Specimen common stock certificate
4.2	(4)	Specimen warrant certificate
5.1	(5)	Opinion of Kirkland & Ellis LLP
23.1	(6)	Consent of Marcum LLP
23.2	(6)	Consent of KPMG LLP
23.3	(6)	Consent of PricewaterhouseCoopers LLP
23.4	(5)	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1	(6)	Power of Attorney

*
To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

(1)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed on February 22, 2017.

(2)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed on June 21, 2017.

(3)
Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant's Registration Statement on Form S-1, filed December 11, 2014.

(4)
Incorporated by reference to Exhibit 4.3 of the Amendment No. 2 to the Registrant's Registration Statement on Form S-1, filed December 11, 2014.

(5)
Previously filed with Amendment No. 1 to Form S-3, filed July 10, 2017, and incorporated herein by reference.

(6)
Previously filed with Amendment No. 2 to Form S-3, filed July 21, 2017, and incorporated herein by reference.

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX